SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS
This Separation Agreement and General Release of Claims (“Agreement”) is made and entered into by and between J. Christopher Marmo (hereafter “Employee”) and each of ALPHAEON Corporation (“ALPHAEON”) and Evolus, Inc. (“Evolus” and collectively with ALPHAEON on behalf of themselves, their parents, their subsidiaries, and other corporate affiliates, collectively referred to as the, the “Employer Group”). By signing this Agreement, the Employee and the Employer Group acknowledge that they have reached a final binding agreement as to the circumstances surrounding Employee’s separation from employment with the Employer Group under an Employment Agreement originally dated as of October 3, 2013 between Employee and SCH-AEON, LLC (f/k/a Strathspey Crown Holdings, LLC) which agreement was assigned in full to ALPHAEON. Each of Employee and Employer Group acknowledges that this document contains the entire agreement with respect to the subject matter hereof:
1.Separation. Employee’s employment status with the Employer Group will cease effective August 15, 2018 (the “Separation Date”).
2.    Return of Property. Employee warrants and represents that on the Separation Date he will return all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Employer Group property in the Employee's possession. After the Separation Date, the Employer Group, may, but is not required to, allow Employee use of certain equipment for purposes of fulfilling certain consulting services; any such use shall be subject to the Company’s terms and conditions.
3.    Severance. In exchange for my entering into and not revoking this Agreement:
(a) ALPHAEON will pay Employee, after the Separation Date, and Evolus shall reimburse ALPHAEON, a severance amount equal to (i) six (6) months of base salary which will be paid periodically pursuant to ALPHAEON’s regularly scheduled pay periods and subject to customary payroll deductions (ii) $190,096.96 (representing Employee’s pro-rata annual bonus for the year ending December 31, 2018 prorated as of Employee’s Separation Date) which will be paid in a lump sum no later than March 15, 2019 and subject to customary payroll deductions (collectively, the “Severance Amount”);
(b) ALPHAEON will provide, and Evolus shall reimburse ALPHAEON for, continuation of Employee’s health benefits through the end of the six-month anniversary of my Separation Date;
(c) ALPHAEON will provide, and Evolus shall reimburse ALPHAEON for, payment to Employee with respect to all business expenses submitted in accordance with the Employer Group’s expense reimbursement policies; and
(d) Evolus and Employee will enter into the Consulting Agreement in the form attached as Exhibit A hereto (the “Consulting Agreement”).
4.    General Releases,
4.1    Release of Employer Group. In return for the promises in Section 3 above,

Employee, on his own behalf, and on behalf of his heirs, grantees, agents, representatives, devisees, trustees, assigns, assignors, attorneys, and any other entities or persons in which Employee has an interest (collectively “Releasors”) hereby release and forever discharge the Employer Group and each of their respective past and present agents, employees, representatives, officers, directors, members, managers, attorneys, accountants, insurers, advisors, consultants, assigns, successors, heirs, predecessors in interest, joint ventures, affiliates, subsidiaries, parents, and commonly-controlled entities (collectively “Releasees”) from all liabilities, causes of action, charges, complaints, suits, claims, obligations, costs, losses, damages, rights, judgments, attorneys’ fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities of any form whatsoever, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, liquidated or unliquidated that Employee had or may claim to have against any of the Releasees, including Employer Group, up through and including the date Employee executed this Agreement, including any and all claims arising under any theory of law, whether common, constitutional, statutory or other of any jurisdiction, foreign or domestic, whether known or unknown, whether in law or in equity, which Employee had or may claim to have against Employer Group or any of the other Releasees. This general release is intended to have the broadest possible application and releases any tort, contract, common law, constitutional, statutory, and other type of claim Employee had or may claim to have against Employer Group and/or any of the other Releasees. This general release also includes, but is not limited to, (i) all claims of any kind related to Employee’s employment with, compensation by and separation from Employer Group, as well as (ii) all claims relating to any acts or omissions occurring prior to or on the date of this Agreement between Employee and Employer Group as well as between Employee and any of the other Releasees. Releasors specifically release, among other things, claims under all applicable state and federal laws of any kind, including, but not limited to, any claims based on age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, or other anti-discrimination laws of any type, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act (Title 29, United States Code, Sections 621, et seq.) (“ADEA”), the Americans with Disabilities Act, the Fair Labor Standards Act, the Family Medical Leave Act, the California Fair Employment and Housing Act, the California Workers’ Compensation Act, the California Labor Code, including sections 200, et seq., 970 and 132a, the California Civil Code, and the California Constitution, any other federal or state statutory claims of any kind whatsoever, and all common law claims of any kind, whether arising in tort or contract. If any governmental agency should assume jurisdiction over any claim, charge or complaint arising out of Employee’s employment with Employer Group, Releasors also waive the right to recover damages or any other remedy as a result of such claim, charge, or complaint. Employee acknowledges and agrees that, following the payment of the Severance Amount and delivery of any other benefits set forth in Section 2 of this Agreement, Employer Group as well as all of the other Releasees have no other liabilities or obligations to Employee of any kind or nature whatsoever and the Releasors, including, without limitation, owe Employee no liabilities or obligations in connection with or relating to Employee’s employment with Employer Group. Employee represents and warrants that Employee is not a plaintiff or party to any suit, arbitration, action, or administrative proceeding in which Employer Group or any of the other Releasees is a party. Employee also agrees and promises that Employee will not file any suit, arbitration, action, or administrative claim, charge or any other type of action against Employer Group or any of the other Releasees asserting any of the matters released herein. Employee further agrees not to prosecute, nor allow to be prosecuted on Employee’s behalf, in any administrative agency, whether state or federal, or in any court, whether state or federal, any claim or demand of any type related to the matters released herein, it being the intention of Employee that with the execution of this release, Employer Group and all of the other Releasees will be absolutely, unconditionally and forever discharged of and from all liabilities and obligations to

Employee and the other Releasors, except as set forth in Section 3 of this Agreement. Notwithstanding any provision hereof to the contrary, neither Employee nor any of the Releasors is releasing, and this Agreement shall not be construed to release, any claims Employee or any of the Releasors have or may have in respect of (a) obligations of the Employer Group to perform this Agreement, (b) obligations of ALPHAEON and Evolus pursuant to the Stock Purchase Agreement, dated as of September 30, 2014 (the “Stock Purchase Agreement”), as amended by that certain Amendment to Stock Purchase Agreement (undated) (“First Amendment”) and that certain Second Amendment to Stock Purchase Agreement dated as of December 14, 2017 (“Second Amendment”), to which Employee is a party, and the Promissory Note (as defined in the Second Amendment), as each maybe amended in accordance with the terms thereof, or (c) obligations of ALPHAEON and Evolus pursuant to the Tax Indemnity Agreement dated as of December 14, 2017 (“Tax Indemnity Agreement”), to which Employee is a party, as it may be amended in accordance with the terms thereof.
4.2    Representations and Warranties of Employer Group. Employer Group represents and warrants that
a.    to its knowledge, each of the (i) Stock Purchase Agreement as amended by the First Amendment and the Second Amendment, (ii) Promissory Note (as defined in the Second Amendment), and (iii) Tax Indemnity Agreement (collectively, “Employer Group Arrangements”) remains in full force and effect on the date hereof in accordance with its terms,
b.    Employee’s separation from Employer Group and entry into this Agreement and the Consulting Agreement will not terminate, impair, or adversely impact (i) any rights of Employee under any of the Employer Group Arrangements, (ii) obligations of Employer Group to Employee under any of the Employer Group Arrangements, and (iii) any of the Employer Group Arrangements.
5.    Release of Age Discrimination Claims. Employee understands that the general release in Section 4 above includes a waiver of any and all rights and claims Employee had or may claim to have against Employer Group as well as any of the other Releasees, including any rights and claims which Employee may claim to have arising under the ADEA. Employee admits that this Agreement satisfies the requirements of 29 U.S.C. § 626(f). Employee also acknowledges and agrees that Employee has read and understands the terms of this Agreement. Employee represents that Employee has been advised in writing by this Agreement to consult with an attorney of his choosing regarding the waiver of rights and claims under the ADEA. Employee also acknowledges that Employee has obtained and considered such legal counsel as Employee deems necessary, such that Employee is entering into this Agreement freely, knowingly, and voluntarily. Employee further acknowledges that Employee has been given at least twenty-one (21) days in which to consider whether or not to enter into this Agreement. Employee understands that, at Employee’s option, Employee may elect not to use the full 21-day period. Employee also understands that this Agreement shall not become enforceable until eight (8) days after Employee has executed this Agreement. If Employee does not revoke his acceptance within the seven (7) day period after this Agreement is executed by Employee, Employee understands this Agreement shall become binding and enforceable on the eighth day. Employee further understands that Employee is not waiving any rights or claims under the ADEA that may arise after the effective date of this Agreement.
6.    Waiver. Employee understands and agrees that all of Employee’s rights under California Civil Code Section 1542 are expressly waived. Employee understands that Section 1542 provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Employee understands that waiving Employee’s rights under Civil Code Section 1542 means that even if Employee should eventually suffer some damage arising out of his employment and/or separation from employment with Employer Group or any of the other Releasees, that Employee will not be able to make any claims for those damages, even as to claims which may now exist, but which Employee does not know exist, and which if known would have affected Employee’s decision to sign this Agreement. Employee acknowledges that the discovery of facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the releases contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. Employee further declares and represents that Employee intends this Agreement to be complete and not subject to any claim of mistake, and that the releases herein express full and complete releases by Employee and the other Releasors, and that Employee intends that the general release by Employee herein shall be final and complete with respect to Employer Group as well as all other Releasees. Employee has executed this Agreement with the full knowledge that the general release in Section 4 combined with Employee’s waiver of any rights under Civil Code Section 1542 cover all possible claims against Employer Group and any of the other Releasees, to the fullest extent permitted by law.
7.    No Assignment. Employee warrants and represents that Employee has not assigned or transferred to any person any released matter or any right to the payment or other consideration provided by this Agreement. Employee agrees to defend, indemnify and hold Employer Group and any of the other Releasees harmless from any and all claims based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.
8.    No Wrongdoing. Employee understands that, by signing this Agreement, Employer Group does not admit any wrongdoing and makes no admission that it or any of the other Releasees has engaged, or is now engaging, in any unlawful conduct. Employee is also admitting no wrongdoing by signing this Agreement. Employer Group and Employee agree that this Agreement may never be treated as an admission of liability by any party for any purpose. Employer Group and Employee also agree that no use of this Agreement or any comments made by either party during the discussions or negotiations regarding this Agreement will be used by a party or their representatives in connection with any subsequent legal action except for an action to enforce this Agreement.
9.    Confidential Information. Employee understands that obligations under any confidentiality agreement signed by Employee during his employment with Employer Group remain in effect and survive the termination of Employee’s employment with Employer Group, provided that, Employer Group agrees as follows:
a.    The following information shall not be deemed to be confidential or proprietary information of Employer Group under any confidential agreement signed during my employment: (i) information known to Employee prior to its disclosure by Employer Group; (ii) information that is or that thereafter becomes generally known or part of the public domain without breach of or violation by Employee of any such confidentiality agreement; or (iii) information that was received by or disclosed to Employee from a third party that did not owe an obligation of confidentiality to Employer Group. Accordingly, Employer Group’s use or disclosure of the foregoing information shall not be deemed a breach or violation of any confidentiality agreement signed by Employee during his employment with Employer Group.
b.    To the extent any confidentiality agreement entered into by Employee and Employer Group conflicts with or is contrary to the terms and conditions set forth in this Section 9, any such confidentiality agreement is hereby deemed automatically amended, modified, and superseded accordingly.
10.    Confidentiality of Agreement. Employee agrees that the terms and conditions of this Agreement are strictly confidential and shall not be discussed, disclosed or revealed by Employee to any third party, except to Employee’s attorneys, tax advisors, and spouse, and except insofar as Employee is compelled by law to disclose it. When releasing this information to any such person, Employee agrees to advise the person receiving the information of its confidential nature.
11.    Non-Disparagement. In addition to any other non-disparagement agreement to which Employee may be bound, Employee expressly agrees that Employee will not in any way disparage or otherwise cause to be published or disseminated any negative statements, remarks, comments or information regarding Employer Group or any of the other Releasees. Notwithstanding the foregoing, Employee shall not be restrained or prohibited, and it shall not be a breach of this Agreement by Employee if Employee makes any statements in any letters, legal filings or other related documents or proceedings in each case in connection with or arising out of the pursuit of a claim that Employee has not released under this Agreement.
12.    General. Employee acknowledges that Employee has carefully read and fully understands the nature of this Agreement, that Employee has been advised to consult with an attorney of his choosing before executing this Agreement, that Employee has had the opportunity to consider this Agreement, and that all of Employee’s questions concerning this Agreement have been answered to his satisfaction. Employee also agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not apply in the interpretation of this Agreement. The provisions of this Agreement together with the exhibits hereto set forth the entire agreement between Employee and Employer Group concerning Employee’s severance pay and benefits and Employee’s termination of employment. Any other contrary promises, written or oral, are replaced by this Agreement, and are no longer effective unless they are contained in this document or are expressly deemed to survive the cessation of Employee’s employment with Employer Group in accordance with the terms of the written document in which they are contained. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of California. Any action arising out of or relating to this Agreement shall be conducted before the Judicial Arbitration and Mediation Service (JAMS) before a single arbitrator. If the parties are unable to agree on an arbitrator, JAMS shall select the arbitrator. Arbitration shall be located in the County of Orange, State of California. This Agreement may be executed via facsimile and/or email, and in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.    Attorneys’ Fees. In the event that any proceeding or action is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover its costs of suit, including reasonable attorney’s fees.
14.    Representations and Warranties.
14.1.    This Agreement in all respects has been voluntarily and knowingly entered into by Employee.
14.2.    Employee had an opportunity to seek legal advice from legal counsel of Employee’s choice with respect to the advisability of executing this Agreement
14.3    Employee has made such investigation of the facts pertaining to this Agreement as Employee deems necessary.
14.4     The terms of this Agreement are the result of negotiations between Employee and Employer Group, and are entered into in good faith by Employee and Employer Group in accordance with California law.
14.5    This Agreement has been carefully read by Employee and the contents hereof are known and understood by Employee.
14.6    Employee acknowledges and agrees that upon being paid the final payment of salary on the Separation Date, Employee has been paid all compensation, other than the Annual Bonus referred to in Section 3(a)(ii) of the Agreement which shall be paid on or prior to March 15, 2019, to which Employee is entitled in connection with his employment with the Employer Group, including wages, vacation pay, and bonuses up to and including the Separation Date. All such payments will be less appropriate withholdings.
15.    Limitations. Notwithstanding the foregoing, Employee understands the following:
15.1    Nothing contained in this Agreement precludes Employee from filing a charge of discrimination with the United States Equal Employment Opportunity Commission (“EEOC”) or any state fair employment practices agency (“FEPA) or participating in an investigation by the EEOC or any FEPA, but Employee will not be entitled to any monetary or other relief from the EEOC or any FEPA on the basis of or in connection with such charge or investigation, or from any Court as a result of litigation brought on the basis of or in connection with such charge or investigation;
15.2    Nothing in this Agreement prohibits, or is intended in any manner to prohibit, Employee from reporting a possible violation of federal or state law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under whistleblower provisions of federal or state law or regulation. Employee does not need the prior authorization of Employer Group to make any such reports or disclosures, and Employee is not required to notify Employer Group that Employee has made such reports or disclosures. Nothing in this Agreement limits Employee’s ability to receive a whistleblower or other award from a governmental agency or entity for information provided to such an agency or entity.

15.3    Nothing in this Agreement or any other agreement or policy of Employer Group is intended to interfere with or restrain the immunity provided under 18 U.S.C. § 1833(b) for confidential disclosures of trade secrets to government officials, or lawyers, solely for the purpose of reporting or investigating a suspected violation of law; or in a sealed filing in court or other proceeding.
[remainder of page intentionally left blank; signature page follows.]

* * * * IMPORTANT NOTICE * * * *
EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN GIVEN THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR 21 DAYS. SHOULD EMPLOYEE DECIDE NOT TO USE THE FULL 21 DAYS, EMPLOYEE KNOWINGLY AND VOLUNTARILY WAIVES ANY CLAIMS THAT EMPLOYEE WAS NOT IN FACT GIVEN THAT PERIOD OF TIME OR DID NOT USE THE ENTIRE 21 DAYS TO CONSULT AN ATTORNEY AND/OR CONSIDER THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING EMPLOYEE’S EXECUTION OF THIS AGREEMENT, EMPLOYEE MAY REVOKE THIS AGREEMENT AND RELEASE, AND THE RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED. IF EMPLOYEE DOES NOT REVOKE THIS AGREEMENT AND THE RELEASE IN THE TIME FRAME SPECIFIED, THIS AGREEMENT AND RELEASE SHALL BE DEEMED TO BE EFFECTIVE AT 12:01 A.M. ON THE EIGHTH DAY AFTER EMPLOYEE EXECUTED THE SAME. CM (Initials)
If Employee does not sign this Agreement or if Employee revokes this Agreement within the seven (7) day revocation period noted above or if Employer Group does not execute this Agreement, Employer Group will not, and has no obligation to, provide Employee with any of the benefits listed in Section 3 of the Agreement, including, but not necessarily limited, to any Severance Amount and health insurance coverage. Rather, Employee will receive only those benefits and compensation to which Employee is already entitled under Employer Group policy to which Employee is subject. If Employee elects not to sign this Agreement, such action will not alter or affect Employee’s ultimate separation from employment with Employer Group, which will still occur effective as of the Separation Date.
In exchange for the mutual promises contained in this Agreement, the parties execute this Agreement as of the date set forth below.

Employee:	J. Christopher Marmo

Dated: August 28, 2018	/s/ J. Christopher Marmo

Employer Group:	ALPHAEON Corporation

Dated: August 28, 2018	/s/Vikram Malik

Evolus, Inc.

Dated: August 28, 2018	/s/David Moatazedi

EXHIBIT A

CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT for independent Consultant consulting services (“Agreement”) by and between Evolus, Inc., (“COMPANY”) and J. Christopher Marmo (the “Consultant”).
1.    Consulting Services. Consultant shall provide COMPANY with the services described on Schedule 1, as well as other services as may be requested from time to time by COMPANY (the “Services”). Except as otherwise provided in any specific project assignment, Consultant will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make its equipment or facilities available to Consultant at Consultant’s request. While on the COMPANY’s premises, Consultant agrees to comply with COMPANY’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to COMPANY’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.
2.    Independent Consultant Relationship/Conflicts. Consultant shall have the full power, authority, and discretion to select the means, manner, and method of performing the Services hereunder without detail, control or direction from COMPANY or its officers or directors. Consultant shall not be considered an employee of COMPANY for any purposes and they shall not be entitled to participate in any employee benefit plans sponsored or maintained by COMPANY. During the term of this Agreement, the Consultant shall disclose in writing to COMPANY any actual conflict that Consultant may have in performing the Services hereunder. For purposes of this Agreement, "actual conflict" shall not include any confidentiality or non-disclosure agreements that Consultant enters into with another person or entity, or discussions with other companies about business or employment opportunities.
3.    Term. The Consultant shall commence providing Services on August __, 2018 (the “Effective Date”), and shall continue to do so until the COMPANY obtains U.S. Food and Drug Administration approval for its botulinum toxin type A product candidate or the Agreement is terminated by either party pursuant to Section 4 of this Agreement. This Agreement may be extended by mutual written agreement of both parties.
4.    Termination. Either Consultant or the Company may terminate this Agreement prior to its expiration by providing: (a) prior to February 1, 2019, two (2) weeks advanced notice, or (b) After February 1, 2019, one (1) week advanced notice to the other party of its intention to terminate this Agreement. For purposes of this Agreement, email notification shall be deemed to be written notice.
5.    Payment. In consideration of the Services, the Consultant will be paid $500 per hour to be paid on a bi-weekly basis. The Consultant shall not receive any additional benefits or compensation for consulting services, except for the reimbursement of expenses. Consultant shall document all hours dedicated to the Services and provide such documentation on a bi-weekly basis.
6.    Expenses. Consultant shall not incur any expenses without prior written approval of COMPANY. Unless otherwise agreed to by the parties, all normal and customary business expenses incurred by Consultant under this Agreement shall be paid by Consultant, and reimbursed, if such expenses are pre-approved in writing by the COMPANY, by COMPANY upon a showing of evidence of such expenses that is reasonably acceptable to the Company.
7.    Consultant Responsible for Taxes. The Consultant agrees to accept exclusive liability for the payment of taxes due on any amounts paid under this Agreement. Because Consultant is an independent contractor, COMPANY will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by COMPANY for the payment of any social security, federal, state or any other employee payroll taxes. COMPANY will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.
8.    Non-Disclosure and Confidentiality Agreement. The Consultant agrees to execute and be bound by the Company’s Non-Disclosure and Confidentiality Agreement attached as Exhibit A.
9.    Assignment of Work Product; Title. The Consultant agrees to assign and hereby assigns to COMPANY the entire right, title and interest for the entire world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, other inventions and any information ("Work-Product") developed, made, conceived or reduced to practice by the Consultant, either solely or jointly with others, specifically for COMPANY during the performance of the Services relating to COMPANY and pursuant to this Agreement or with use of confidential information, materials or facilities of COMPANY received or used by the Consultant during the period in which the Consultant is retained by COMPANY (or any successor) under this Agreement. The Consultant hereby agrees to: (i) promptly disclose to COMPANY all Work-Product made, conceived, reduced to practice or authored by the Consultant in the course of the performance of this Agreement; and (ii) sign, execute and acknowledge any and all documents, and to perform such acts, as may be necessary, useful or convenient for the purpose of securing to COMPANY or its nominees, patent, trademark, or copyright protection throughout the world upon all Work-Product. All Work-Product, and all products purchased by the Consultant pursuant to this Agreement and paid for by COMPANY shall be the exclusive property of COMPANY and shall be delivered to COMPANY upon termination of this Agreement. Consultant hereby irrevocably appoints COMPANY as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to COMPANY an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against COMPANY or COMPANY’s customers.
10.    Representations and Warranties. Consultant represents and warrants that: (a) the Services shall be performed in a professional manner and in material accordance with the industry standards, (b) to his knowledge, Consultant has the right and unrestricted ability to assign the ownership of Work Product to COMPANY as set forth in Section 9 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (c) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (d) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant agrees to indemnify and hold COMPANY harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 11.
11.    Arbitration, Choice of Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws. In the event of a dispute, the parties agree to binding arbitration in Orange County, California under the Rules of Comprehensive Arbitration before the Judicial Arbitration and Mediation Service ("JAMS"). The prevailing party shall be entitled to recover reasonable attorney fees and costs.
12.    Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Agreement are declared to be severable.
13.    Personal Performance. Due to the personal nature of the services to be rendered by the Consultant, the Consultant may not assign this Agreement in whole or in part. Any attempt to make such an assignment shall be void. The Company may assign all or a portion of its rights and liabilities under this Agreement to a subsidiary, an affiliate or a successor to all or a substantial portion of its business and assets without the necessity of consent from the Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.
14.    Advice of Counsel. In entering into this Agreement, the parties recognize that this Agreement is a legally binding contract and acknowledge and agree that each party has had the opportunity to consult with legal counsel of its choice.
15.    Entire Agreement. This agreement together with the Separation Agreement constitutes and contains the entire Agreement and final understanding between the parties covering the Services provided by the Consultant. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning consulting services provided by the Consultant. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated document. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representations or promises except those contained herein.
16.    No Assignment. Consultant shall not assign either in whole or in part any of Consultant's duties or responsibilities hereunder without the written consent of COMPANY, and any attempt of assignment transfer or delegation without such consent shall be void.
17.    Written Reports. The Consultant, when directed, shall provide written reports with respect to the Services rendered hereunder.
18.    Headings. Headings are used only for ease of reference and are not controlling
19.    Counterparts. This Agreement may be executed via facsimile and/or email, and in two or more counterparts, each of which taken together shall constitute one and the same instrument.

[Signature page follows.]

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.
Evolus, Inc.
By /s/David Moatazedi
Name: David Moatazedi
Its: CEO and President
Notice Address:
Evolus, Inc.
17901 Von Karman Ave., Suite 150
Irvine, CA 92614

Consultant: J. Christopher Marmo

By: /s/ J. Christopher Marmo
Name: J. Christopher Marmo
Notice and E-mail Address: Address on file with the COMPANY

Schedule 1 to Consulting Agreement
SERVICES TO BE PROVIDED BY CONSULTANT
Consultant shall provide services relating to the Company’s business and activities as directed by the Chief Executive Officer of the Company (the “CEO”), or his respective designees, which services are limited to the informational responses (IR) to the FDA regarding the Company’s Biologics License Application for its Botulinum Type A toxin and its resubmission.
This consulting work shall be limited to twenty hours per month or less unless the CEO or his designee provides prior written consent.
The Consultant shall provide a report of all hours worked on a bi-weekly basis to the COMPANY.

Exhibit A
NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT
During the term of the Agreement, the COMPANY may share certain proprietary information with the Consultant in connection with the Services. Therefore, in consideration of the mutual promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Definition of Confidential Information.
(a)    For purposes of this Agreement, “Confidential Information” means any data or information that is proprietary to the COMPANY and not generally known to the public, whether in tangible or intangible form, whenever and however disclosed, including, but not limited to: (i) any marketing strategies, plans, financial information, or projections, operations, sales estimates, business plans and performance results relating to the past, present or future business activities of such party, its affiliates, subsidiaries and affiliated companies; (ii) plans for acquisitions, dispositions, products or services, and investor, customer or supplier lists; (iii) any scientific or technical information, regulatory processes, regulatory inquiries, invention, design, process, procedure, formula, improvement, technology or method; (iv) any concepts, business plans, reports, data, know-how, works-in-progress, designs, development tools, specifications, computer software, source code, object code, flow charts, databases, inventions, information and trade secrets; and (v) any other information that should reasonably be recognized as confidential information of the COMPANY. Confidential Information need not be novel, unique, patentable, copyrightable or constitute a trade secret in order to be designated Confidential Information. The Consultant acknowledges that the Confidential Information is proprietary to the COMPANY, has been developed and obtained through great efforts by the COMPANY and that the COMPANY regards all of its Confidential Information as trade secrets.
(b)    Notwithstanding anything in the foregoing to the contrary, Confidential Information shall not include information which: (i) was known by the Consultant prior to receiving the Confidential Information from the COMPANY; (ii) becomes rightfully known to the Consultant from a third-party source not known (after diligent inquiry) by the Consultant to be under an obligation to the COMPANY to maintain confidentiality; (iii) is or becomes publicly available through no fault of or failure to act by the Consultant in breach of this Agreement; (iv) is required to be disclosed in a judicial or administrative proceeding, or is otherwise requested or required to be disclosed by law or regulation, although the requirements of paragraph 4 hereof shall apply prior to any disclosure being made; and (v) is or has been independently developed by employees, consultants or agents of the Consultant without violation of the terms of this Agreement or reference or access to any Confidential Information.
2. Disclosure of Confidential Information.
From time to time, the COMPANY may disclose Confidential Information to the Consultant. The Consultant will: (a) limit disclosure of any Confidential Information to its directors, officers, employees, agents or representatives (collectively “Representatives”) who have a need to know such Confidential Information in connection with the current or contemplated business relationship between the parties to which this Agreement relates, and only for that purpose; (b) advise its Representatives of the proprietary nature of the Confidential Information and of the obligations set forth in this Agreement and require such Representatives to keep the Confidential Information confidential; (c) shall keep all Confidential Information strictly confidential by using a reasonable degree of care, but not less than the degree of care used by it in safeguarding its own confidential information; and (d) not disclose any Confidential Information received by it to any third parties (except as otherwise provided for herein). Each party shall be responsible for any breach of this Agreement by any of their respective Representatives.
3. Use of Confidential Information.
The Consultant agrees to use the Confidential Information solely in connection with the current or contemplated business relationship between the parties and not for any purpose other than as authorized by this Agreement without the prior written consent of an authorized representative of the COMPANY. No other right or license, whether expressed or implied, in the Confidential Information is granted to the Consultant hereunder. Title to the Confidential Information will remain solely in the COMPANY. All use of Confidential Information by the Consultant shall be for the benefit of the COMPANY and any modifications and improvements thereof by the Consultant shall be the sole property of the COMPANY. Nothing contained herein is intended to modify the parties' existing agreement that their discussions in furtherance of a potential business relationship are governed by Federal Rule of Evidence 408.
4. Compelled Disclosure of Confidential Information.
Notwithstanding anything in the foregoing to the contrary, the Consultant may disclose Confidential Information pursuant to any governmental, judicial, or administrative order, subpoena, discovery request, regulatory request or similar method, provided that the Consultant promptly notifies, to the extent practicable, the COMPANY in writing of such demand for disclosure so that the COMPANY, at its sole expense, may seek to make such disclosure subject to a protective order or other appropriate remedy to preserve the confidentiality of the Confidential Information; provided in the case of a broad regulatory request with respect to the Consultant’s business (not targeted at the COMPANY), the Consultant may promptly comply with such request provided the Consultant give (if permitted by such regulator) the COMPANY prompt notice of such disclosure. The

Consultant agrees that it shall not oppose and shall cooperate with efforts by, to the extent practicable, the COMPANY with respect to any such request for a protective order or other relief. Notwithstanding the foregoing, if the COMPANY is unable to obtain or does not seek a protective order and the Consultant is legally requested or required to disclose such Confidential Information, disclosure of such Confidential Information may be made without liability.
5. Term.
The parties’ duty to hold in confidence Confidential Information that was disclosed during the term of the Agreement shall remain in effect indefinitely.
6. Remedies.
Both parties acknowledge that the Confidential Information to be disclosed hereunder is of a unique and valuable character, and that the unauthorized dissemination of the Confidential Information would destroy or diminish the value of such information. The damages to the COMPANY that would result from the unauthorized dissemination of the Confidential Information would be impossible to calculate. Therefore, both parties hereby agree that the COMPANY shall be entitled to injunctive relief preventing the dissemination of any Confidential Information in violation of the terms hereof. Such injunctive relief shall be in addition to any other remedies available hereunder, whether at law or in equity. The COMPANY shall be entitled to recover its costs and fees, including reasonable attorneys’ fees, incurred in obtaining any such relief. Further, in the event of litigation relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and expenses.
7. Return of Confidential Information.
The Consultant shall immediately return and redeliver to the other all tangible material embodying the Confidential Information provided hereunder and all notes, summaries, memoranda, drawings, manuals, records, excerpts or derivative information deriving there from and all other documents or materials (“Notes”) (and all copies of any of the foregoing, including “copies” that have been converted to computerized media in the form of image, data or word processing files either manually or by image capture) based on or including any Confidential Information, in whatever form of storage or retrieval, upon the earlier of (i) the completion or termination of the dealings between the parties contemplated hereunder; (ii) the termination of this Agreement; or (iii) at such time as the COMPANY may so request; provided however that the Consultant may retain such of its documents as is necessary to enable it to comply with its document retention policies. Alternatively, the Consultant, with the written consent of the COMPANY may (or in the case of Notes, at the Consultant’s option) immediately destroy any of the foregoing embodying Confidential Information (or the reasonably nonrecoverable data erasure of computerized data) and, upon request, certify in writing such destruction by an authorized officer of the Consultant supervising the destruction).

8. Notice of Breach.
Consultant shall notify the COMPANY immediately upon discovery of any unauthorized use or disclosure of Confidential Information by the Consultant or its Representatives, or any other breach of this Agreement by the Consultant or its Representatives, and will cooperate with efforts by the COMPANY to help the COMPANY regain possession of Confidential Information and prevent its further unauthorized use.